UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2013

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Abbott Laboratories held its Annual Meeting of Shareholders on April 26, 2013.  The following is a summary of the matters voted on at that meeting.

(a)         The shareholders elected Abbott’s entire Board of Directors.  The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,114,802,267	7,104,044	206,376,087
Roxanne S. Austin	1,001,191,583	120,714,729	206,376,087
Sally E. Blount, Ph.D.	1,114,398,261	7,508,050	206,376,087
W. James Farrell	1,108,474,766	13,431,545	206,376,087
Edward M. Liddy	1,099,633,336	22,272,975	206,376,087
Nancy McKinstry	1,095,314,354	26,591,957	206,376,087
Phebe N. Novakovic	1,114,657,412	7,248,899	206,376,087
William A. Osborn	1,103,050,399	18,855,912	206,376,087
Samuel C. Scott III	1,108,013,011	13,893,300	206,376,087
Glenn F. Tilton	1,089,537,974	32,368,337	206,376,087
Miles D. White	1,066,097,855	55,808,456	206,376,087

(b)         The shareholders ratified the appointment of Deloitte & Touche LLP as Abbott’s auditors.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

1,311,370,350	13,030,527	3,881,522	0

(c)          The shareholders voted to approve the compensation of Abbott’s named executive officers listed in the proxy statement for the 2013 annual meeting, with 84.52 percent of the votes cast voting “For” the proposal.  The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

948,174,000	160,150,370	13,581,942	206,376,087

(d)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy of removing genetically engineered ingredients from all nutritional products sold or manufactured by Abbott, with 2.68 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

30,029,557	904,369,801	187,506,954	206,376,087

(e)          The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors prepare a report, to be updated annually, containing certain disclosures about Abbott’s lobbying policy, procedures, and expenditures, with 24.15 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

270,912,649	680,368,204	170,625,459	206,376,087

(f)           The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that the Board’s chairman be an independent director, with 21.52 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

241,496,129	870,021,371	10,388,812	206,376,087

(g)          The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy regarding retention by senior executives of Abbott shares acquired through equity compensation programs and hedging transactions for such shares, with 23.40 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

262,542,703	845,553,616	13,809,993	206,376,087

(h)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that financial performance metrics shall not be adjusted to exclude compliance costs when determining senior executive incentive compensation awards, with 38.77 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

434,950,301	677,555,335	9,400,676	206,376,087

(i)             The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy regarding accelerated vesting of equity awards to named executive officers in the event of a change of control of Abbott, with 29.52 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

331,176,519	778,305,104	12,424,689	206,376,087

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 29, 2013	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer